AXP Growth Series, Inc.
File No. 2-38355/811-2111

                           EXHIBIT INDEX

Exhibit (d)(3)   Investment Management Services Agreement dated March 9, 1999

Exhibit (h)(2)   Administrative Services Agreement dated March 9, 1999

Exhibit (h)(11): Reorganization Agreement dated March 10, 2000 (Growth)

Exhibit (h)(12): Reorganization Agreement dated March 10, 2000 (Research Opp)

Exhibit (i):     Opinion and Consent of Counsel

Exhibit (j):     Independent Auditors' consent